UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 18th, 2014

Commission file number 333-186461

SELECT-TV SOLUTIONS. INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

99-0378854 (IRS Employer Identification Number)	7819 (Primary Standard Industrial Classification Code Number)

1395 Brickell Avenue

Suite 800,

Miami, Florida 33131

Tel:  1-418-264-7134

(Address & telephone number of principal offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01   Entry into a Material Definitive Agreement

On July 18th, 2014, Select-TV Solutions, Inc. (the “Registrant”) entered into a Merger Agreement with Select-TV Solutions (USA), Inc., a Florida corporation. Pursuant to the terms of the Agreement, the Registrant shall issue 1.25 shares for each share of the Florida corporation, or 49,678,443; as well as 6,000,000 shares pursuant to a Convertible Promissory Note, maturing December 31, 2014, for a principal amount of CAN$150,000.00 issued by Select-TV Solutions (USA), Inc.; or 55,678,443 shares in total. For said consideration, the Registrant, as the surviving entity, shall acquire the license rights to Select-TV HITV (Hospitality Interactive TV, software and hardware, and EMAGINE (home IPTV software and hardware), this enabling the Company to provide end-to-end IPTV (Internet Protocol Television) solutions to the Hospitality, Residential and Hospital subscribers in North America.

Under the laws of the State of Nevada, Select-TV Solutions (USA), Inc. was merged with and into the Registrant, with the Registrant being the surviving entity. The Merger was completed under Section 92A.190 of the Nevada Revised Statutes, Chapter 92A, as amended, and as such, does not require the approval of the stockholders of the Registrant. The Closing of the transaction shall be effective on the close of business July 31st, 2014.

ITEM 9.01 EXHIBITS

(d) Exhibits.

Exhibit #	Description

10.1	Merger Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2014

Select-TV Solutions, Inc.

By: /s/ Geoffrey P. Mott
Geoffrey P. Mott, Director